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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2001 relating to the financial statements and financial statement schedule of El Paso Corporation (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 22, 2001 relating to the supplemental combined financial statements and financial statement schedule of the Company, which appears in the Current Report on Form 8-K dated March 23, 2001.

/s/PricewaterhouseCoopers LLP

Houston, Texas
April 24, 2001